Exhibit 10.2
This Agreement has been executed in English and Arabic; Arabic version has been omitted for purposes of this filing.

Lucid Limited Company
Date: 27/07/1443H
Corresponding to: 28/02/2022G
Dear Sirs,
Credit Facility of SAR1,000,000,000/-

We refer to the various discussions between Gulf International Bank Saudi Arabia, a Saudi closed joint-stock company with a capital of SAR7,500,000,000; commercial registration No. 2052001920 and unified No. 7001399042 ; P.O. Box 93413; zip code 11673; telephone: +966138664000; website www.gib.com; license number 2007 and operating under the Saudi Central Bank control and supervision (the "Bank") and Lucid Limited Company, Foreign Limited Liability company organized and existing and doing business under the laws of the Kingdom of Saudi Arabia with Commercial Registration No. 1010716475 and unified No. 7023376614, dated 24/09/1442H, issued in Riyadh with its Head Office at Riyadh ,Kingdom of Saudi Arabia (the "Borrower"), in relation to the provision of certain banking facilities. The Bank is pleased to offer to the Borrower the banking facilities outlined below (the "Facilities"), upon and subject to the terms and conditions contained in this facilities letter (the "Facilities Letter") and the applicable terms and conditions contained in the Master Terms and Conditions for the Facilities which is attached hereto as the First Schedule (the "Master Terms") and any annex (the "Annex") relating to a particular facility. The Master Terms and the relevant Annex are incorporated herein by reference, and save as amended hereby, form an integral part of this Facilities Letter (the Facilities Letter, the relevant Annex (in relation to a particular facility) and the Master Terms as amended or restated from time to time shall collectively hereinafter be referred to as the "Agreement").

Unless the context requires otherwise, terms and expressions defined in the Master Terms and used in this Facilities Letter shall bear the meaning ascribed to them in the Master Terms. In the event of any conflict between this Facilities Letter and the Master Terms, the Facilities Letter shall prevail.

1. FACILITIES

Committed Revolving, Facility. The Facilities are provided on a committed basis and Clause 22 (Termination) of the Master Terms shall not apply. The facilities can only be terminated pursuant to Clause 21 (Events of Default) of the Master Terms.

1.1 General

Total Facilities Limit:
SAR1,000,000,000/- (sub-limits specified for each facility in this Facilities Letter, shall be a sub-limit of the Total Facilities Limit for such facility)

Termination Date:
Three years from agreement date

Obligors:
The Borrower.

Order Notes:
Shall be required with respect to the amount of the Total Facilities Limit, and renewable annually

Conditions:

•upon requesting the issuance Letter of Credit below SAR500,000.00 (Saudi Riyals Five Hundred Thousand), the Bank will charge processing fee of SAR1,000/- (Saudi Riyals One Thousand).

•For any Loan of amount of less than SAR500,000/- (Saudi Riyals Five Hundred Thousand), the Bank will charge processing fee of SAR2,000/- (Saudi Riyals two Thousand)

Administration Fees:
The Customer shall pay to the Bank administrative fee at the rate of (0.1%) of the Facility amount payable in advance.

1.2 Bridge Loan

Total Facility:
A maximum aggregate amount of SAR 650,000,000/-

Purpose:
To grant CAPEX bridge financing to the company.

Note:
Incoming funds disbursed by MISA & SIDF will be utilized, in full towards, settlement of all outstanding amount under this limit.

Commitment Fees:
(0.15%) flat, payable quarterly in arrears, on the unutilized amount of the Facility.

(A) Short Term Advance Facility

Sub-Limit:
A maximum aggregate amount of SAR650,000,000/-.

Drawdown Procedures:
The Borrower must deliver to the Bank a Notice of Drawdown.

Margin:
(1.25%) per annum over (3) Months SAIBOR.

Tenor:
The maximum tenor of a Short Term Advance shall be (12) Months.

Commission and Commission Periods:
The Borrower shall pay commission on each Advance, in accordance with the Master Terms. The Commission Periods shall be (3) months.

Repayment:
The Borrower shall repay each Advance in accordance with the Master Terms.

(B) LC Facility

Sub-Limit:
A maximum aggregate amount of SAR650,000,000/-.

Letter of Credit:
Sight, Usance, or Acceptance

Term:
Documents must be submitted under an LC within (12) Months of the date of opening of the relevant LC.

Drafts which are drawn under or pursuant to a usance LC must become payable by no later than the date falling (12) Months after acceptance for LC door to door and acceptance not to exceed (12) months

Fee:
Issuing/Opening Fee: (0.25%) per annum payable in advance, subject to a minimum charge of SAR1,000/-.

Acceptance Fee for usance LC: (0.25%) per annum payable in advance for the period commencing on the date of acceptance of a Draft and ending on its Maturity Date. subject to a minimum charge of SAR1,000/-.

Amendment Fee: In accordance with the Bank’s standard tariff.

Application Procedures:
The Borrower must deliver an Application for the issuance of LC

Local Charges:
The Bank may, instead of issuing an LC itself, procure that such LC is issued by a local issuing bank, in which case the obligations of the Borrower under this Facilities Letter or any Application in respect of such LC shall extend to such LC and to any counter indemnity issued by the Bank in favour of the local issuing bank in connection therewith.

1.3 Working Capital Facilities:

Total Facility:
A maximum aggregate amount of SAR 350,000,000/-

Purpose:
For general corporate purposes

Commitment Fees:
(0.15%) flat, payable quarterly in arrears, on the unutilized amount of the Facility.

(A) Short Term Advance Facility

Sub-Limit:
A maximum aggregate amount of SAR350,000,000/-.

Drawdown Procedures:
The Borrower must deliver to the Bank a Notice of Drawdown.

Margin:
(1.70%) per annum over (3) Months SAIBOR.

Tenor:
The maximum tenor of a Short Term Advance shall be (12) Months.

Commission and Commission Periods:
The Borrower shall pay commission on each Advance, in accordance with the Master Terms. The Commission Periods shall be (3) months.

Repayment:
The Borrower shall repay each Advance in accordance with the Master Terms.

(B) LC Facility

Sub-Limit:
A maximum aggregate amount of SAR350,000,000/-.

Letter of Credit:
Sight, Usance, or Acceptance

Term:
Documents must be submitted under an LC within (12) Months of the date of opening of the relevant LC.

Drafts which are drawn under or pursuant to a usance LC must become payable by no later than the date falling (12) Months after acceptance for LC door to door and acceptance not to exceed (12) months
Fee:
Issuing/Opening Fee: (0.25%) per annum payable in advance, subject to a minimum charge of SAR1,000/-.

Acceptance Fee for usance LC: (0.25%) per annum payable in advance for the period commencing on the date of acceptance of a Draft and ending on its Maturity Date. subject to a minimum charge of SAR1,000/-.

Amendment Fee: In accordance with the Bank’s standard tariff.

Application Procedures:
The Borrower must deliver an application for the issuance of LC

Local Charges:
The Bank may, instead of issuing an LC itself, procure that such LC is issued by a local issuing bank, in which case the obligations of the Borrower under this Facilities Letter or any Application in respect of such LC shall extend to such LC and to any counter indemnity issued by the Bank in favour of the local issuing bank in connection therewith.

2. FINANCIAL INFORMATION

The following financial information will be applicable for the purposes of Clause 18 (Financial Information) of the Master Terms:

2.1Annual Audited Statements - The Borrower shall, as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Bank its financial statements, for such financial year.

2.2Quarter Annual Statements - The Borrower shall, as soon as the same become available, but in any event within 60 days after the end of each quarter of its financial years, deliver to the Bank its financial statements, for such period.

3. OTHER CONDITIONS
(a) Covenants:

The Borrower undertakes to the Bank in this paragraph (a) (Covenants) throughout the term of the Facilities, and as long as any sum is or may become payable under any Facility Document as follows:

(i)No Change in Ownership - There shall be no change in the shareholding of the Borrower without the prior written consent of the Bank.

(ii)Borrower, to remain majority directly or indirectly owned by Lucid Group Inc throughout availability of the facilities.

(iii) Conditions related to 1.2 Bridge Loan:

•Aggregate value of undisbursed amounts under the SIDF & MISA agreements to provide, at a minimum, 100% coverage of the limit and/or outstanding exposure. Facility limit will start adjusting downward, as the aggregate amount of undisbursed SIDF / MISA facilities reduces below SAR 650 million, such that a 100% coverage is always maintained.

•Quarterly updates on project status and progression to be provided, in a form to be agreed between the parties

(iv)The Bank shall have a right to match if the Borrower decides to enter into any hedging arrangements as it may deem fit to protect its commission rate exposure under the facilities and the SIDF facility.

4. Amendments to the Master Terms

The provisions set out in the Addendum hereto shall be deemed to replace the equivalently numbered provisions set out in the Master Terms for the Facilities for the purposes of the Facilities Letter.

5. CONDITIONS PRECEDENT

Save as the Bank may otherwise agree, the Borrower may not deliver any Notice of Drawdown or Application hereunder less the Bank has received the following documents and each is in form and substance, satisfactory to the Bank:

(a) In relation to each of the Obligors:

(i) certified true up to date copies of its constitutive documents including its commercial registration certificate and articles of association, and any amendments thereto; and

(ii)    Evidence in form and substance satisfactory to the Bank that the person or persons signing this Agreement and any other documents to be delivered pursuant to this Agreement have the authority to do so, along with their specimen signatures.

(b) An Order Note in an amount equal to the Total Facilities Limit.

(c) A copy, certified a true copy by a duly authorised officer of the Borrower, of the Original Financial Statements of the Borrower.

(d) This Facilities Letter, each Annex, the Master Terms and any other Facility Document duly signed by the appropriate Obligor.

(e) Any other documents required by the Bank and which are necessary for the Bank to comply with any "know your customer" requirements.

(f) Conditions related to 1.2 Bridge Loan:

1.A copy of the final signed agreement between the Borrower and SIDF.

2.A copy of the final signed agreement between the Borrower and MISA.

3.Acknowledgement from SIDF of proceeds.

4.Acknowledgement from MISA of proceeds.

Please indicate your agreement to the foregoing terms and conditions and the Master Terms, and all Facility Documents by signing the enclosed copy of this Facilities Letter and returning the same to the Bank [marked for attention of Mr. Tristan Kermadec by no later than One month, failing which the offer of facilities set out in this Facilities Letter shall lapse without any further notice.

Yours faithfully,

For and on behalf of
Gulf International Bank Saudi Arabia

By:	/s/ Tristan Kermadec
Name:	Tristan Kermadec
Title:	Relationship Manager
Department:	Wholesale Banking

By:	/s/ Ahmed Al Attas
Name:	Ahmed Al Attas
Title:	Regional Head
Department:	Wholesale Banking

Encl.: Master Terms, Order Note and other Facility Documents

WE, THE BORROWER, ACCEPT AND AGREE TO THE TERMS SET OUT IN THIS AGREEMENT AND ACKNOWLEDGE THAT WE HAVE FULLY READ AND UNDERSTOOD THE FACILITIES LETTER AND THE TERMS AND CONDITIONS SET OUT IN THE MASTER TERMS AND THE RELEVANT ANNEXES AND AGREE TO BE BOUND BY THEM.

Lucid Limited Company

Authorised Officer Signature:	/s/ Faisal Sultan
Signature Date	29th April 2022
Name:	Faisal Sultan
Address:	3074 Prince Muhammad Ibn Abdulaziz Rd
Al Olaya, Riyadh, KSA

** I, the undersigned, employee of Gulf International Bank Saudi Arabia hereby confirm that the above signatory (ies) as authorised signatory (ies) of the Borrower signed this Agreement in my presence.

Signature:	/s/ Salah AlMhqani
Name:	Salah AlMhqani
Date:	29th April 2022

Addendum to Facilities Letter dated 27/07/1443H Corresponding to 28/02/2022G (the “Facility Letter”) between Lucid Limited Company and Gulf International Bank – Saudi Arabia

The provisions set out below shall be deemed to replace the equivalently numbered provisions set out in the Master Terms and Conditions for the Facilities for the purposes of the Facility Letter

2. THE FACILITIES
Grant and Application of the Facilities. The Bank grants to the Borrower through the Facility Office, upon the terms and subject to the conditions hereof, working facilities provided in accordance with the terms of the Facilities Letter. The Bank shall not be obliged to concern itself with the application of proceeds of the Facilities.

3. SECURITY FOR FACILITIES
Security. As security for the performance of the Borrower's obligations under the Facility Documents, the Borrower shall execute, and shall procure that any other relevant Obligor executes, the Security Documents applicable to it. The Bank may at its discretion acting reasonably require the Borrower (or another Obligor) to: execute such further deeds and documents for the purpose of more fully securing and/ or perfecting the security created or to be created in favour of the Bank. The Bank may enforce and exercise the rights over the property the subject of any Security Document pursuant to this Agreement directly following the Bank’s application for, and receipt of, a certificate of direct enforcement issued by the Unified Register pursuant to the Rights on Movable Assets Security Law.
Registration. The Bank acknowledges that it is responsible for filing a registration of the security interests contemplated or created under the Security Documents with the Unified Register. Following any such filing by the Bank, the Borrower shall promptly (and at the request of the Bank) take all necessary steps within its control to effect the registration of such security interest and the Borrower shall not object to any such filing by the Bank unless there is any error in respect of the filing and such error is promptly notified to the Bank by the Borrower. The Borrower shall reimburse the Bank within 15 Business Days of written demand for all costs and expenses reasonably incurred by the Bank in registering the security interests contemplated or created by the Security Documents with the Unified Register.

4. ADVANCE FACILITIES
4.1 Utilisation. An Advance may1 be made by the Bank to the Borrower provided the Borrower delivers to the Bank a duly completed Notice of Drawdown therefor, which shall comply with the terms mentioned in the Facilities Letter, not more than ten (10) nor less than three (3) business days before the proposed date for the making of such Advance:
(a) in the case of a Suppliers Invoice Advance, a copy, certified a true copy by a duly authorised officer of the Borrower, of the Supplier Invoice against which such Supplier Invoice Advance is requested to be made is provided; and
(b) in the case of a Refinancing Advance, the proposed amount of such Refinancing Advance is an amount equal to the Required Amount which is to be refinanced by such Refinancing Advance;
Receipt by the Bank of the Notice of Drawdown shall oblige the Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein.

6. [NOT USED] 7. [NOT USED] 8. [NOT USED]9. [NOT USED]

10. UTILISATION OF THE BANK UNDERTAKING FACILITY
10.1 Delivery and Contents of Application. The Bank may issue a Bank Undertaking, provided the Borrower delivers to the Bank a duly completed Application therefor, which shall comply with the terms mentioned in the Facilities Letter, terms mentioned in the Facilities Letter, not more than ten (10) nor less than three (3) business days before the proposed Issue Date for such Bank Undertaking. Each Application delivered to the Bank pursuant to this Clause shall be irrevocable and shall specify, among other things, the details as may be required by the Bank to enable it to issue the Bank Undertaking and the proposed form of the Bank Undertaking the proposed form of the Bank Undertaking requested, which shall be acceptable to the Bank in its sole discretion.
10.2 Amendments and Waivers. Notwithstanding the foregoing and for the avoidance of doubt, the Bank may, at any time in its sole discretion and without giving notice to the Borrower, waive or amend any of the conditions set forth in this Clause.

13. TAX
13.1 Gross-up. All payments (including without limitation, in relation to fees) to be made by in relation to fees) to be made by an Obligor to the Bank hereunder and under each transaction shall be made free and clear of and without deduction for or on account of tax or VAT. If any Tax Deduction is required by law, that Obligor shall increase the payment to the Bank to ensure that, after the making of the required deduction or withholding, the Bank receives and retains a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be deduction or withholding been made or required to be made. The relevant Obligor shall provide evidence shall provide evidence satisfactory to the Bank acting reasonably of the payment of such taxes to the relevant tax authorities.
1 Committed not uncommitted.

13.2 Obligation to notify the Bank. The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Bank accordingly.
13.3 Tax Payments. For the avoidance of doubt, any applicable tax or VAT shall be charged to, and payable by, the relevant Obligor in addition to any fees or other amounts payable under the Facility Documents, subject (in the case of VAT) to the provision of a valid VAT invoice by the Bank. If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
13.4 Indemnity. Without prejudice prejudice to the foregoing, if the Bank is required to make any payment on account of tax or VAT (not being a tax or VAT imposed on and calculated by reference to its income or zakat) or otherwise on or in relation to any sum received or receivable by it hereunder or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Bank, the relevant Obligor shall, upon shall, upon demand of the Bank, promptly indemnify the Bank against such payment or liability, together with any against such payment or liability, together with any commission, penalties, costs and expenses payable or incurred in connection therewith, save to the extent resulting from the gross negligence, fraud or willful misconduct of the Bank.
13.5 VAT. Where an Obligor is required to reimburse or indemnify the Bank for any cost or expense, that Obligor shall reimburse or indemnify (as the case may be) the Bank for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Bank reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
13.6 VAT Registration. In relation to any supply made by the Bank to any Obligor under a Finance Document, if reasonably requested by the Bank, that Obligor must promptly provide the Bank with details of that Obligor’s VAT registration and such other information as is reasonably requested in connection with the Bank 's VAT reporting requirements in relation to such supply.
13.7 Stamp Taxes. The Borrower shall pay all stamp, registration and other taxes to which any of the Facility Documents and the Security Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Bank, indemnify the Bank against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

14. INCREASED COSTS
14.1 The Borrower shall, within 15 Business Days of a demand by the Bank, pay the Bank the amount of any Increased Costs incurred by the Bank or any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.
14.2 Paragraph 14.1 above does not apply to the extent any Increased Cost is:
(a) attributable to a Tax Deduction required by law to be made by an Obligor;
(b) compensated for by Clause 13.4 (Indemnity) (or would have been compensated for under Clause 13.4 (Indemnity); or
(c) relates to the implementation of Basel II.

15. [NOT USED]

16. REPRESENTATIONS
The Borrower makes the following representations and warranties on its and each Obligor’s behalf and acknowledges that the Bank has entered into the Facility Documents in reliance on those representations and warranties. Each of the following Representations shall be made on the date of these Master Terms and, shall be deemed to be repeated by the Borrower, on each day any amounts (actual or contingent) are owing by the Obligors (whether as principal or as surety) to the Bank:
16.1 Status and Due Authorisation. Each Obligor is a legal entity duly organised under the laws of its establishment with power to enter into each of the Facility Documents and to exercise its rights and perform its obligations under the Facility Documents; subject to generally applicable principles of applicable law, the obligations expressed to be assumed by it in each of the Facility Documents are legal and valid obligations binding on it in accordance with the terms thereof; and all corporate and other action required to authorise its execution of each Facility Document and its performance of its obligations thereunder has been duly taken.
16.2 Claims Pari Passu. Under the laws of each Obligor’s jurisdiction of establishment and business in force at the date hereof, the claims of the Bank against it under each of the Facility Documents will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.
16.3 Admissibility in Evidence. All acts, conditions and things required to be done, fulfilled and performed in order to make each of the Facility Documents admissible in evidence in its jurisdiction of incorporation or business (other than translation thereof into Arabic (if required)) have been done, fulfilled and performed.
16.4 No Winding-up. No member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the Group for its winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues.
16.5 No Material Adverse Change. Since publication of the Original Financial Statements of the Obligors, there has been no material adverse change in its business or financial condition which materially adversely affects or is likely to materially adversely affect its ability to meet any obligations under the Facility Document , nor any action or administrative proceeding of or before any court or agency which might have such a material adverse effect , has been started or threatened which has not been notified to the Bank.
16.6 Full Disclosure. All of the written information supplied by any member of the Group to the Bank in connection herewith is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Bank and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrower or to provide such finance against the security of a guarantee issued by the Guarantor (if any).
16.7 Encumbrances. Other than the permitted encumbrance, no encumbrance exists over all or any of the present or future revenues or assets of any member of the Group other than security granted in favour of the Saudi Industrial Development Fund or otherwise where the principal amount secured by such encumbrance does not exceed SAR50,000,000.
16.11 Governing Law and Judgments. Subject to any generally applicable principles of Saudi Arabian law, in any proceedings taken in its jurisdiction of incorporation or business in relation to the Facility Documents, the choice of the governing law and any judgment obtained in the jurisdiction referred to in Clause 26 (Law and Jurisdiction) will be recognised and enforced.
16.13 Execution of the Documents. Its execution of each of the Facility Documents, the Security Documents and its exercise of its rights and performance of its obligations thereunder do not and will not: (a) conflict with any agreement, mortgage, bond or other instrument or treaty or which is binding upon it or any of its assets; (b) conflict with its constitutive documents and rules and regulations; or (c) conflict with (subject to any generally applicable rules of Saudi Arabian law) any applicable law, regulation or official or judicial order, each in any material respect.

17. UNDERTAKINGS
17.1 The Borrower shall promptly notify the Bank should it be reasonably likely that an Obligor will either be required to enter into, or will apply to the relevant authorities to enter into, a composition with its creditors or any similar regulatory arrangement.
16.8 Issues of Shares. The Borrower shall ensure that, without the prior written consent of the Bank, issue any further shares or alter any rights attaching to its issued shares in existence at the date hereof.
16.9 Loans and Guarantees. The Borrower guarantee to ensure that shall not, without the prior written consent of the Bank, make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person.
16.10 Insurances. Sufficient insurances on and in relation to its business and assets are maintained by the Group, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.
16.11 Further Acts The Obligor undertakes to sign all assignments, subrogations and any other documents that the Bank reasonably requires and to execute such instruments in order to establish and secure its rights arising under the Facility Documents. The Obligor authorises the Bank to sign on its behalf all documents needed to be signed in order to give effect to its obligations under the Facility Documents.
17.2 To the maximum extent permitted by law the Borrower shall, in circumstances where it is in a process under the Insolvency Law, comply with the instructions of the Bank in relation to the extension of the term of any financing granted by the Bank to the Borrower, including for the extension of any Bank Undertaking (except that any such extension or renewal of such financing or Bank Undertaking shall not be considered a new Facility or a new utilisation under an existing Facility or the issuance of a new Bank Undertaking and shall be a continuation of an existing Facility that has been utilised).

18. FINANCIAL INFORMATION
18.1 Financial Information The Borrower shall and shall procure that each of the Obligors shall furnish the financial information as required pursuant to the Facilities Letter and shall from time to time about the business and financial condition of the Group as the Bank may reasonably require.
18.2 Requirements as to Financial Statements The Borrower shall and shall procure that each of the Obligors shall ensure that each set of financial statements delivered by it pursuant to this Clause: (a) is prepared on the same basis as was used in the is prepared on the same basis as was used in the preparation of its Original Financial Statements and in accordance with accounting principles generally accepted in the country of its incorporation and business and consistently applied; (b) is certified by a duly authorised officer (including the managing director or equivalent person) of such Obligor as giving a true and fair view of its financial condition (or, in the case of financial statements of the Guarantor, the financial condition of the Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the Group's) operations during such case may be, the Group's) operations during such period and confirming that there are no liabilities confirming that there are no liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) reserved against therein nor were there at that date any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against; (c) to the extent that the Facilities Agreement sets out financial condition ratios to be complied with, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with reasonable detail) computations as to compliance with Clause 19 (Financial Condition) of the Master Terms and paragraph as at the date as at which those financial statements were drawn up; each Compliance Certificate (to the extent one is required to be delivered) shall be signed by a duly authorised officer Certificate shall be signed by a duly authorised officer (including the Chief Financial Officer or equivalent person) of the relevant Obligors and, if required to be to be delivered with the financial statements delivered pursuant to Clause 2.1 (Annual Statements) of the Facilities Letter, shall be reported on by the relevant Facilities Letter, shall be reported on by the relevant Obligor's auditors; and (d) each set of financial statements delivered by it pursuant to Clause 2.1 (Annual Statements) of the Facilities Letter has been audited by an internationally recognised firm of audited by an internationally recognised firm of independent auditors licensed to practise in the relevant jurisdiction.

19. FINANCIAL CONDITION
19.1 Financial Condition. At all times, the consolidated financial condition, as evidenced by financial statements prepared on the same basis as was used in the preparation of its Original Financial Statements, shall be as prescribed in the Facilities Letter (but only to the extent that the Facilities Letter sets out specific requirements in relation to financial condition).

21. EVENTS OF DEFAULT
Events of Default provisions detailed in Schedule 2 (Events of Default) attached to these Master Terms, shall apply the Facilities granted hereunder.

22. [NOT USED]

23. JOINT AND SEVERAL LIABILITY
23.1 Joint and Several Liability. The obligations of the Borrowers hereunder (in case there are multiple Borrowers hereunder (in case there are multiple Borrowers) are joint and several and the term "the Borrowers) are joint and several and the term "the Borrower" when used herein means each of the Borrowers jointly and severally.
23.2 No Impairment. The rights of the Bank against a Borrower shall not be revoked or impaired by (a) any contingency affecting the other Borrowers, (b) time or any indulgence being granted or agreed to be granted to the other Borrowers in respect of their obligations hereunder, (c) any invalidity, voidability, ineffectiveness or unenforceability of this agreement as against the other Borrowers for any reason as against the other Borrowers for any reason whatsoever, whether or not known to the or any other person or (d) the revocation or release of any or release of any liabilities hereunder of the other Borrowers.
23.3 No Right of Contribution. None of the Borrowers shall, without the prior written consent of the Bank, exercise any right to claim any contribution from the other Borrowers in respect of its obligations hereunder until none of the Borrowers are under any further actual or contingent liability of any nature hereunder, and to the extent that any of the Borrowers do exercise such rights, it will hold the proceeds of every such claim in trust for the Bank to be applied in such claim in trust for the Bank to be applied in satisfaction of the obligations of the Borrowers hereunder.

24. MISCELLANEOUS
24.1 Default Commission Periods. If any sum due and payable by any of the Obligors hereunder is not paid on the due date therefor in accordance with the provisions of this Agreement or under any judgment of any court in connection herewith is not paid on the date of such judgment (such unpaid amount being herein referred to as an "unpaid sum"), such unpaid sum shall bear commission at the rate of three (3%) per annum over the rate which would have been applicable (based on SAIBOR and margin under the Facility Agreement) had the overdue sum been an Advance over the period for which it was overdue . Any commission in respect of an unpaid sum shall be due and payable by the Obligor owing such unpaid sum on the dates specified by the Bank.
24.2 Broken Periods. If the Bank receives or recovers all or any part of an Advance otherwise than on the last day of the Term relating to that Advance, the Borrower shall pay to the Bank within 15 business days demand by the Bank, an amount equal to the amount (if any) by which (a) the additional commission which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Term exceeds (b) the amount of commission which in the opinion of the Bank would have been payable to the Bank on the last day of that Term in respect of a riyal deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the business day following the date of such receipt or recovery and ending on the last day of that Term. The Bank shall promptly account to the Borrower for any break gain resulting from such early recovery.
24.3 Borrower's Indemnity. The Borrower undertakes to indemnify the Bank within 15 business days of demand by the Bank against: (a) any cost, claim, loss, expense (including reasonably and properly incurred legal fees) or liability together with any tax or VAT thereon, which it may sustain or incur as a result of any Default by any of the Obligors in the performance of any of the obligations under any Facility Document; and (b) any loss it may suffer or incur as a result of its funding or making arrangements to fund an Advance requested by the Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof, save to the extent (in the case of either (a) or (b)) caused by the gross negligence, fraud or willful default of the Bank and subject to the Bank providing reasonably supporting evidence in relation to the sums claimed, taking reasonable steps to mitigate any loss and (for the avoidance of doubt) excluding Bank management time .
24.4 Currency of Payment. (a) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; (b) each payment of commission shall be made in the currency in which the sum in respect of which such commission is payable is denominated; (c) each payment in respect of a Discounting Instrument or Bank Undertaking shall be made in the currency in which the Bank is required to make payment under such Discounting Instrument or Bank Undertaking; and (d) each payment pursuant to Clause 13 (Tax) shall be made in SAR.
24.5 Currency Indemnity. In case any sums due by an Obligor hereunder, whether before or after judgment, has to be converted from one currency to another, for any purpose whatsoever, the Bank shall be entitled to convert such currency at rate or rates of exchange at which the Bank may in the ordinary course of business purchase such currency. The Borrower shall indemnify and hold harmless the Bank from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from one currency into another and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase such currency with the other currency upon receipt of a sum paid to it in satisfaction of amounts due to the Bank, save to the extent resulting from the gross negligence, fraud or willful default of the Bank.
24.6 Payments to the Bank. On each date on which any of the Facility Documents requires an amount to be paid by any of the Obligors, such Obligor shall make the same available to the Bank for account of the Facility Office by payment in same day funds to such account as the Bank may have specified for this purpose.
24.7 Payments to the Borrower. On each date on which any of the Facility Documents requires an amount to be paid by the Bank to the Borrower hereunder, the Bank shall make the same available by application: (a) first, in or towards payment the same day of any first, in or towards payment the same day of any amount then due from the Borrower to the Bank; and amount then due from the Borrower to the Bank; and (b) secondly, in payment to the Borrower to such bank (b) secondly, in payment to the Borrower to such bank and account as the Borrower may have specified for nt as the Borrower may have specified for this purpose.
24.8 Alternative Payment Arrangements. If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any of the Obligors to make any payments hereunder in the manner specified in Clause 24.6 (Payments to the Bank), then such Obligor may agree with the Bank alternative arrangements for such payments to be made, provided that, in the absence of any such agreement, such Obligor shall be obliged to make all payments due to the Bank in the manner specified herein.
24.9 No Set-off. All payments required to be made by any of the Obligors shall be calculated and be made without (and free of and clear of any deduction for) any set-off or counterclaim.
24.10 Contractual Set-off. Each of the Obligors authorises the Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with the Bank or any of its branches or subsidiaries in any jurisdiction, in satisfaction of any sum due and payable from such Obligor to the Bank, regardless of the place of payment, booking branch or currency of either obligation; for this purpose, the Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Furthermore, without prior notice, the Bank shall sell any securities or property of the Obligors held by the Bank and retain from the proceeds the total amount remaining unpaid, including all expenses arising from such sale, and the Obligors shall be responsible to the Bank for any deficiency and will pay on demand to the Bank the amount of such deficiency. The Bank’s rights under this section are in addition to any other rights the Bank may have. The Bank shall not be obliged to exercise any right given to it in this Clause.
24.11 Transaction Expenses. The Borrower shall, from time to time on demand of the Bank, reimburse the Bank for all reasonably costs and expenses (including reasonably and properly incurred legal fees) together with any tax or VAT thereon incurred by it in connection with the negotiation, preparation and execution of each of the Facility Documents and the Security Documents and the completion of the transactions therein contemplated (it being acknowledged that no such transaction expenses are required to be reimbursed as at the date of the Facility Letter).
24.12 Preservation and Enforcement of Rights. The Borrower shall, from time to time on demand of the Bank, reimburse the Bank the amount of all reasonably and properly incurred costs and expenses (including reasonably and properly incurred legal fees) together with any tax or VAT thereon incurred in or in connection with the preservation and/or enforcement of any of its rights under any of the Facility Documents and the Security Documents.
24.13 Bank's Costs. The Borrower shall, from time to time within 15 business days of demand by the Bank (and without prejudice to the provisions of Clause 24.12 (Preservation and Enforcement of Rights) compensate the Bank for out of pocket costs (excluding management time) and reasonably and properly incurred legal fees incurred by the Bank in connection with its taking such action as it may reasonably deem appropriate or in complying with any request by the Obligors or any of them in connection with: (a) the granting or proposed granting of any waiver or consent requested under any of the Facility Documents or the Security Documents by the Obligors or any of them; (b) any ted breach by the Obligors or any of them of its obligations under any of the Facility Documents or the Security Documents; or (c) any amendment or proposed amendment to any of the Facility Documents or the Security Documents requested by the Obligors or any of them.
24.14 Binding Agreement. These Master Terms shall be binding upon and ensure to the benefit of each party hereto or identified in the Facilities Letter to whom the terms of the Master Term apply and its or any subsequent successors and assigns.
24.15 Assignments and Transfers. None of the Obligors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder. The Bank may at any time assign any or all of its rights or transfer any or all of its rights and obligations hereunder or any other Facility Documents to any third party which is a licensed bank .
24.16 [Not Used].

24.17 Disclosure of Information. Each of the Obligors hereby irrevocably and unconditionally authorises the Bank to disclose to any member of the Bank Group and their officers, directors, employees, agents, representatives, professional advisors and auditors and any other person:
(a) to (or through) whom the Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any other Facility Documents, subject to such person having first entered into a confidentiality agreement on reasonably market standard terms ;
(b) with (or through) whom the Bank enters into (or may potentially enter into) any sub--participation in relation to, or any other transaction under which payments are to be made by reference to, or any payments are to be made by reference to, or any other Facility Documents or the Borrower, subject to such person having entered into a confidentiality agreement on reasonably market standard terms;
(c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any on which the shares or other securities of any member of the Bank Group are listed or (iii) where required by the laws or regulations of any country jurisdiction over the affairs of any member of the Bank Group;
(d) in connection with any legal, arbitral or other similar proceedings relating to any other Facility similar proceedings relating to any other Facility Documents and the Security Documents; or
(e) who may reasonably require information for the purpose of performing their services in relation to any Facility Documents and the Security Documents or to provide advice to the Bank in advice to the Bank in relation to any of the Facility Documents and relation to any of the Facility Documents and Security Documents subject to any such person being under an obligation of confidentiality ,
(f) with the prior written consent of the consent of the relevant Obligors, or
(g) to any rating agency (to any rating agency (including its professional its professional advisers), any information about such Obligor, any member of the Group, the Facility Documents and the Security Documents or any other document relating to these Master Terms as the Bank shall consider appropriate. For the purposes of this Clause, "Bank Group" means the Bank and any of its branches, subsidiaries or affiliates in any jurisdiction.
24.18 Additional Borrower Provided that it is expressly permitted in the Facilities Letter and subject to compliance with Clause 20.3 (KYC on Additional Borrower), the Borrower may request that any of its subsidiaries becomes an Additional Borrower. That subsidiary shall (provided that the Bank agrees) become an Additional Borrower if: (a) the Borrower and subsidiary deliver to the Bank a duly completed and executed Accession Letter; and (b) the Bank has received all of the documents and other evidence as listed in Clause 6 of the Facilities Letter (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Bank.
24.19 Basis of Accrual. Any commission or fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.
24.20 Evidence of Debt. The Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder; in any legal action or proceeding arising out of or in connection with these Master Terms, the entries made in such accounts shall be prima facie evidence of the existence and amounts of the obligations of the Obligors therein recorded.
24.21 Order Notes. If an Order Note delivered pursuant to the Facility Documents (an "Expiring Note") remains in issue on the date which falls eleven (11) months after the date on which it was issued (or such other period as the Bank may determine) the Borrower shall deliver to the Bank by such date a substitute Order Note in the same amount as the Expiring Note.
24.22 Remedies and Waivers. Neither failure by the Bank to exercise, nor any delay by the Bank in exercising, any right or remedy hereunder shall operate as a waiver thereof or constitute an election to affirm this document, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. No election to affirm this document on the part of the Bank shall be effective unless it is in writing. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.
24.23 Partial Invalidity. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.
24.24 Complaints. If the Borrower has any complaint with regard to the services provided by the Bank, the
Borrower may refer to the Bank’s complaint handling procedures available at www.gib.com.

25. NOTICES
25.4 Arabic Language. Each communication and document made or delivered by one party to another pursuant to these Master Terms shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

SCHEDULE 1

1. Definitions and Interpretation
"Compliance Certificate" means a certificate in form and substance satisfactory to the Bank acting reasonably.
"Finance Document" means these Master Terms and Conditions and the Facility Letter.

2. Interpretation. Any reference in these Master Terms to:
an Event of Default is "continuing" if it has not been remedied or waived.

SCHEDULE 2

Events of Default

1. Events of Default. Each of the following events and circumstances shall be an Event of Default:
(a) Any Obligor fails to pay any sum payable by it to the Bank in in respect of any the Borrower’s liabilities within five (5) business days of its due date where the delay is due to payments system failure or administrative error, or otherwise on its due date ;
(b) Any Obligor or any Security Provider fails duly perform or comply with any of its/his respective obligations under any Facility Document, these Master Terms or any Security Document, these Master Terms or any Security Document (other than those which are the subject of Clause 1 (Events of Default) and, in respect only of a failure which is capable of remedy, does not remedy such failure within 21 days (or such longer period as the Bank may approve) from the first to occur of (i) the Borrower becoming aware of the relevant failure and (ii) receipt of written notice from the Bank requiring it to do so;
(c) Any representation or warranty made or deemed to be made by any Obligor or any Security Provider in or in connection with any Facility Document, these Master Terms or any Security Document proves to have been incorrect or misleading in any respect which is material and which is not remedied within 30 days (or such longer period as the Bank may approve) from the first to occur of (i) the Borrower becoming aware of the relevant misrepresentation and (ii) receipt of written notice from the Bank requiring it to do so;
(d) Any indebtedness of any Obligor in an aggregate amount exceeding SAR 150,000,000 becomes payable or capable of being declared payable before its or capable of being declared payable before its stated maturity or is not paid when due;
(e) The occurrence of a Liability Event.
(f) Any execution, attachment or other legal process or other legal process is made or enforced against all or any part the business or assets of an Obligor and is not complied with or discharged within 60 days;
(g) Including pursuant to the Insolvency Regulations, a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed or a notice is issued convening any meeting for the purpose of passing any resolution or any other step is taken for the winding--up, insolvency, bankruptcy, up, insolvency, bankruptcy, reorganisation or reconstruction of an Obligor , or for the appointment of a liquidator, for the appointment of a liquidator, receiver, trustee or similar officer of an Obligor or of all or any part of its business or assets save where there is a petition which is being contested in good faith which is dismissed within 60 days;
(h) An Obligor stops or suspends payments to its creditors or any class of its creditors, or is unable or under applicable law is deemed to be unable or to be unable or admits its inability to pay its debts as they fall due, or seeks to enter into any composition or other arrangement with its creditors or any class of its creditors or commences any process for the relief of debtors, or is or is declared or becomes insolvent or bankrupt;
(i) An Obligor ceases to carry on all or any substantial part of its business (save that the Borrower changing the number or types of electric vehicle models it manufactures, or switching between semi knock-down and complete build up operations, or changes to its research and development activities, shall not constitute ceasing to carry on a substantial part of the business);
(j) Any of the authorisations required in connection with the entry into, performance, validity and enforceability of any Facility Document, the enforceability of any Facility Document, the Master Terms, the Order Notes and Master Terms, the Order Notes and the Security Documents and the transactions contemplated hereby and thereby ceases to be in full force and effect in a respect which is material and is not remedied with 30 days from the first to occur of (i) the Borrower becoming aware of the relevant issue and (ii) receipt of written notice from the Bank requiring it to do so,;
(k) Any change in any law or regulation, does or purports to vary (in a respect which is adverse to the Bank), suspend, terminate or excuse performance by the Borrower or any other Obligor of any of its respective obligations under as under any Facility Document in a respect which is material, these Master Terms, any Order Note or any Security Document, or any material provision hereof or thereof ceases for any reason to be in full force effect or becomes unenforceable, , it becomes unlawful or impossible, in a respect which is material, for the Borrower or any other Obligor to perform any of its respective obligations under any Facility Document, these Master Terms, any Order Note or Document, these Master Terms, any Order Note or any Security Document or for the Bank to exercise all or any of its rights, powers and all or any of its rights, powers and remedies hereunder or thereunder which, in the case of any of the foregoing, is not remedied within 30 days from the first to occur of (i) the Borrower becoming aware of the relevant issue and (ii) receipt of written notice from the Bank requiring it to do so, or the Borrower or any other Obligor disputes the validity or other Obligor disputes the validity or enforceability of or purports to terminate or repudiates any Facility Document, these Master Terms, any Order Note or any Security Document, or the Borrower or any other Obligor disputes the validity repudiates any Facility Document, these Master Terms, any Order Note or any Security Document in any material respect as constituting its legal, valid and binding obligations (excluding interpretative disputes about the meaning of provisions or their application to a particular set of facts);
(l) An event occurs which materially adversely affects the ability of an Obligor or Security Provider to perform its obligations under any Facility Document or any Security Document or the enforceability or priority of the security under any Facility Document or ay Security Document has been or will be materially and adversely affected; and/or
(n) By or under the authority of the government of Saudi Arabia, equity, board or management control is taken over any Obligor the whole or any part (the book value of which is 60 per cent or more of the book value of the whole) of its revenues or assets are seized, nationalised, expropriated or compulsorily acquired.

2. Acceleration and Cancellation. At any time when an Event of Default has occurred and is continuing the Bank shall be entitled, notwithstanding any provision, express or implied, in any Facility Document, by notice to the Obligor: (a) require the Obligors immediately to pay all amounts payable by the Borrower under any relevant Facility Document, where upon they shall become immediately due and payable; and/or (b) require an Obligor to place and maintain on deposit in an account designated for this purpose by the Bank such amount by way of cash cover as the Bank considers in its absolute discretion will be sufficient to meet the Borrower liabilities to the Bank; and/or (c) exercise its right against an Obligor or under a guarantee or a Security Document.

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